UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

DIVALL INSURED INCOME PROPERTIES 2, L.P.

(Exact name of registrant as specified in its charter)

Wisconsin	000-17686	39-1606834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 Main Street, Suite 1830

Kansas City, MO 64105

(Address of principal executive offices)

816-421-7774

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 20, 2011, the Company commenced its 2011 Consent process. The process concluded at the close of business on June 30, 2011. As of the Record Date of April 30, 2011, there were 46,280.30 Partnership Interests (Units) outstanding and entitled to notice of and to vote. The Proposal voted upon and the results of the voting are set forth below.

Proposed Sale of all of the Partnership Properties and the Dissolution of the Partnership:

A majority of Investor Units did not approve the Proposed Sale and Dissolution.

FOR	AGAINST	ABSTAIN	FAILURE TO RETURN

802.50 Units	1,403. 20 Units	5.00 Units	44,069.60 Units

Because the Proposed Sale and Dissolution required a majority of “FOR” consents to pass, a vote to “ABSTAIN” and the failure to return a Consent Card had the same effect as a vote “AGAINST”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DiVall Insured Income Properties 2, L.P.

	By:	The Provo Group, Inc., General Partner

Date: July 6, 2011	By:	/s/ Bruce A. Provo
Bruce A. Provo, President, Chief Executive Officer and Chief Financial Officer

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